UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2006

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

100 Wilshire Blvd., Ste. 1750, Santa Monica, CA 90401
(Address of principal executive offices) (zip code)

(310) 752-1416
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 5, 2006, The Glazer Family Partnership, LP (“GFP”) loaned Patient Safety Technologies, Inc. (the “Company”) $130,000. As consideration for the loan, the Company issued GFP a secured promissory note in the principal amount of $130,000 (the “Note”) and entered into a security agreement granting GFP a security interest in the Company’s personal property and fixtures, inventory, products and proceeds as security for the Company’s obligations under the Note.

The Note accrues interest at the rate of 7% per annum, which together with principal is due to be repaid on March 5, 2006. At the option of the Company, interest may be paid with shares of the Company’s common stock valued at the closing sales price of the common stock on March 5, 2006.

Ault Glazer Bodnar & Co. Investment Management LLC (“AGB”) is the general partner of GFP. The Company’s Chairman and Chief Executive Officer as of January 5, 2006, Milton “Todd” Ault, III, is the managing director of GFP, and is the co-founder, Chief Investment Officer and Managing Member of AGB. Chief Health and Science Officer of the Company’s wholly owned subsidiary Patient Safety Consulting Group, LLC and present Chairman and Chief Executive Officer of the Company, Louis Glazer, M.D., Ph.G., is a member of AGB’s advisory board. In addition, the Company’s Chief Financial Officer, William B. Horne, is Chief Financial Officer of GFP and GFP’s parent Company Ault Glazer Bodnar & Company, Inc. and a director of Ault Glazer Bodnar & Company, Inc. The Company’s President and Secretary, Lynne Silverstein, is Secretary and a director of Ault Glazer Bodnar & Company, Inc. Melanie Glazer, Manager of the Company’s subsidiary Ault Glazer Bodnar Capital Properties, LLC, is also a director of Ault Glazer Bodnar & Company, Inc. The Company’s management believes the loan from GFP is on terms at least as favorable as could be obtained from an unrelated third party.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 9, 2006, Milton “Todd” Ault, III resigned as Chairman and Chief Executive Officer of the Company. Mr. Ault was succeeded by Louis Glazer, M.D., Ph.G. who was appointed Chairman and Chief Executive Officer of the Company on January 7, 2006.

Since January 2005, Dr. Glazer (age 74) has been Chief Health and Science Officer of Patient Safety Consulting Group, LLC, a wholly owned subsidiary of the Company, and Dr. Glazer has served as a Class III Director of the Company since October 22, 2004. Dr. Glazer also currently serves as a member of AGB’s advisory board and as an independent biotechnology and medical consultant. Until 2002, Dr. Glazer served as the chief anesthesiologist and medical director for the Vitreo-Retinal Clinic in Memphis, Tennessee. Prior to that, Dr. Glazer taught obstetrics anesthesia at the University of Tennessee, while practicing anesthesiology at Baptist East Hospital, Methodist Hospital, St. Francis Hospital and Baptist Memorial Hospital in Memphis, Tennessee. Dr. Glazer was also responsible for establishing anesthesia programs at Baptist Memorial Hospital and Methodist Hospital South in Memphis, Tennessee. Dr. Glazer received his B.S. in pharmacy from the University of Oklahoma and his M.D. from the University of Bologna School of Medicine in Italy.

Except as described under Item 1.01 above, there has been no transaction during the last two years, or any proposed transaction, to which the Company was or is to be a party, and in which Dr. Glazer had or is to have a direct or indirect material interest. Dr. Glazer is the husband of Melanie Glazer, the Manager of the Company’s subsidiary Ault Glazer Bodnar Capital Properties, LLC, and also is the step-father of Lynne Silverstein, the Company’s President and Secretary. The Company does not presently have an employment agreement in effect for the employment of Dr. Glazer.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Promissory Note in the principal amount of $130,000 issued January 5, 2006 to Glazer Family Partnership LP
10.1	Security Agreement by and between Glazer Family Partnership LP and Patient Safety Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: January 10, 2006	By: /s/ Louis Glazer, M D
Name: Louis Glazer, M.D., Ph.G.
Title: Chief Executive Officer